                                                                   EXHIBIT 4.01

                          LEHMAN BROTHERS HOLDINGS INC.

                    Equity Income Notes Due October 13, 2015,
                         Linked to the S&P 500(R) Index

Number R-1                                                          $50,000,000
ISIN US524908NX40                                               CUSIP 524908NX4

See Reverse for Certain Definitions

THIS SECURITY (THIS "SECURITY") IS A GLOBAL SECURITY WITHIN THE MEANING OF THE
INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY
OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR
SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS
A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE
DEPOSITORY TO SUCH DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE
DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH
SUCCESSOR DEPOSITORY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED
REPRESENTATIVE OF THE DEPOSITORY TO LEHMAN BROTHERS HOLDINGS INC. OR ITS AGENT
FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS
REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE &
CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE &
CO., HAS AN INTEREST HEREIN.

                  LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the
"Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, at the office or agency of the Company in the Borough of
Manhattan, The City of New York, on the Stated Maturity Date, in such coin or currency of the United States of America at the time of payment shall be legal tender for the payment of public and private debts, for each $1,000 principal amount of the Securities represented hereby, an amount equal to the Maturity
Payment Amount and the Interest Payment Amount, if any, due on the Stated
Maturity Date. Any amount payable on the Stated Maturity Date hereon will be paid only upon presentation and surrender of this Security.

                  The Company also hereby agrees to pay interest on the
Securities represented hereby until the repayment of the Securities on the
Stated Maturity Date or their earlier repurchase.

                                                                               2

          The Interest Payment Amount with respect to a particular
Interest Payment Date shall be the following:

             o If the Closing Index Level on the related  Observation  Date is greater than or equal to the Initial Index Level, $75.50 per
               $1,000 principal amount of Securities.

             o If the Closing Index Level on the related Observation Date is less than the Initial Index Level, zero.

         The related Observation Date for a particular Interest Payment Date shall be the Observation Date immediately preceding such Interest Payment Date.
The Interest Record Date with respect to a particular Interest Payment Date will be 15 calendar days prior to such Interest Payment Date.

         Except as provided in the following paragraph, the Company will pay interest equal to the Interest Payment Amount, if it is not zero, on the
Interest Payment Date, commencing with the first Interest Payment Date next succeeding the Issue Date; provided that any payment of principal, premium, if any, or interest, if any, to be made on any Interest Payment Date or on the
Stated Maturity Date that is not a Business Day shall be made on the next succeeding Business Day with the same force and effect as if made on such
Interest Payment Date or such Stated Maturity Date, as the case may be, and no additional interest shall accrue as a result of such delayed payment. Each payment of interest hereon shall include interest accrued through the day before the Interest Payment Date or Stated Maturity Date, as the case may be. Unless otherwise specified above, interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months. In no event shall the interest rate of this Security be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

         Unless otherwise specified above, the interest payable on any Interest
Payment Date, if any, will, as provided in the Indenture, be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the Interest Record Date indicated above
(whether or not a Business Day) next preceding such Interest Payment Date;
provided that, notwithstanding any provision of the Indenture to the contrary, interest payable on the Stated Maturity Date, if any, shall be payable to the
Person to whom principal shall be payable; and provided, further, that, unless otherwise specified above, in the case of a Security initially issued between an
Interest Record Date and the Interest Payment Date relating to such Interest
Record Date, interest for the period beginning on the Issue Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Interest Record Date to the registered Holder on such next succeeding Interest Record Date.

         Unless otherwise indicated above, and except as provided below, if this
Security is a Global Security, all payments of interest on this Security will be made by check; provided that, if the Holder hereof is the Holder of
U.S.$10,000,000 or more in aggregate Principal Amount of Securities of this series of like tenor and term, such Holder shall be entitled to receive interest payments in immediately available funds, but only if complete and appropriate instructions have

                                                                               3

been received in writing by the Trustee (or any such Paying Agent) on or prior to the applicable Interest Record Date.

         Unless otherwise indicated above, and except as provided below, if this
Security is a Global Security, the Maturity Payment Amount, premium, if any, and the Interest Payment Amount, if any, payable on the Stated Maturity Date will be made in immediately available funds upon surrender of this Note at the corporate trust office or agency of the Trustee (or any duly appointed Paying Agent)
maintained for that purpose in the Borough of Manhattan, New York City (the
"Corporate Trust Office"), provided that this Note is presented to the Trustee
(or any such Paying Agent) in time for the Trustee (or any such Paying Agent) to make such payments in such funds in accordance with its normal procedures.

         Unless otherwise specified above, if this Security is a Global
Security, Interest Payment Amounts, if any, payable hereon (other than on the
Stated Maturity Date), will be made in same-day funds in accordance with existing arrangements between the Trustee (or any duly appointed Paying Agent)
and the Depository. Unless otherwise specified above, if this Security is a
Global Security, any principal, premium and/or Interest Payment Amounts, if any, payable hereon on the Stated Maturity Date will be paid by wire transfer in immediately available funds to an account specified by the Depository.

         The Company will pay any administrative costs imposed by banks in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the Holder hereof.

         References herein to "U.S. dollars" or "U.S.$" or "$" are to the coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

         This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the
Trustee under the Indenture.

                                                                               4

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS
SECURITY SET FORTH ON THE REVERSE HEREOF WHICH FURTHER PROVISIONS SHALL FOR ALL
PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         "Standard & Poor's," "S&P," "S&P 500," "Standard & Poor's 500," and
"500" are trademarks of McGraw-Hill, Inc. and have been licensed for use by
Lehman Brothers Holdings Inc. The notes, linked to the performance of the S&P
500 Index, are not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the notes. This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

                                                                               5

                  IN WITNESS WHEREOF, LEHMAN BROTHERS HOLDINGS INC. has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its President, its Chief Financial Officer, one of its Vice Presidents or its
Treasurer, by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated:   October 13, 2005                LEHMAN BROTHERS HOLDINGS INC.

                                         By: /s/ James J. Killerlane III
                                            -----------------------------------
                                            James J. Killerlane III
                                            Vice President

                                         Attest: /s/ Jin Lee
                                                --------------------------------
                                                 Jin Lee
                                                 Assistant Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  October 13, 2005

CITIBANK, N.A.
  as Trustee

By: /s/ Wafaa Orfy
    ----------------------------------
       Name:   Wafaa Orfy
       Title:  Authorized Signatory

                                                                               6

                               Reverse of Security

                  This Security is one of a duly authorized series of Securities of the Company designated as Equity Income Notes Due October 13, 2015, Linked to
the S&P 500(R) Index (herein called the "Securities"). The Company may, without the consent of the holders of the Securities, create and issue additional notes ranking equally with the Securities and otherwise similar in all respects so that such further notes shall be consolidated and form a single series with the
Securities; provided that no additional notes can be issued if an Event of
Default has occurred with respect to the Securities. This series of Securities is one of an indefinite number of series of debt securities of the Company, issued and to be issued under an indenture, dated as of September 1, 1987, as amended (herein called the "Indenture"), duly executed and delivered by the
Company and Citibank N.A., as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities.

                  The Interest Payment Amount, if any, at the request of the
Trustee, shall be determined by the Calculation Agent pursuant to the
Calculation Agency Agreement.

                  All numbers resulting from any calculation with respect to the
Securities will be rounded at the Calculation Agent's discretion.

                  The Trustee shall fully rely on the determination by the
Calculation Agent of the Interest Payment Amount and shall have no duty to make any such determination.

                  This Security is not subject to any sinking fund.

                  If an Event of Default with respect to the Securities shall occur and be continuing, the amounts payable on all of the Securities may be declared due and payable in the manner and with the effect provided in the
Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Maturity Payment Amount and the Interest Payment Amount, if any, calculated as though the date five Business
Days before the date of acceleration was the Final Observation Date.

                  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66?% in aggregate principal amount of each series of Securities at the time Outstanding to be affected (each series voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, if any, or reduce any premium payable on redemption, or make the principal thereof, or premium, if any, or interest thereon, if any, payable in any coin or currency other than that hereinabove provided, without the consent of the holder of each Security so affected, or (ii) change the place of payment on any Security, or

                                                                               7

impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each
Security so affected. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series
Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any, or the principal of, or premium, if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future holders and owners of this Security and any Securities which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

                  No reference herein to the Indenture and no provision of this
Security or of the Indenture shall alter or impair the obligation of the
Company, which is absolute and unconditional, to pay the principal amount and interest, if any, with respect to this Security.

                  The Securities are issuable in denominations of $1,000 and any whole multiples of $1,000.

                  The Company, the Trustee, and any agent of the Company or of the Trustee may deem and treat the registered holder (the "Holder") hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes and neither the Company nor the Trustee nor any agent of the
Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Security.

                  No recourse for the payment of the principal of, premium, if any, or interest on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                  As provided in the Indenture and subject to certain
limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office or agency in a Place of Payment for this
Security, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or

                                                                               8

such Holder's attorney duly authorized in writing, and thereupon one or more new
Securities of this series or of like tenor and of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Company agrees, and by acceptance of beneficial ownership interest in the Security, each Holder of such Security will be deemed to have agreed, for United States federal income tax purposes, (i) to treat the
Securities of this series as indebtedness that is subject to Treas. Reg. Sec.
1.1275-4 (the "Contingent Payment Regulations") and (ii) to be bound by the
Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Securities of this series. The "comparable yield" and the
"projected payment schedule", as determined by the Company per $1,000 note, are specified below.

                  The Company has determined that the comparable yield is 5.175%
compounded annually.

                  The Company has determined that based on the comparable yield, the projected payment schedule per $1,000 note is $51.75 per annual period and
$1,051.75 at maturity.

                  THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  Set forth below are definitions of the terms used in this
Security.

                  "AMEX" shall mean the American Stock Exchange LLC.

                  "Business Day", notwithstanding any provision in the
Indenture, shall mean any day that is not a Saturday, a Sunday or a day on which the NYSE, Nasdaq or AMEX is not open for trading or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

                  "Calculation Agency Agreement" shall mean the Calculation
Agency Agreement, dated as of October 13, 2005, between the Company and the
Calculation Agent, as amended from time to time, or any successor calculation agency agreement.

                  "Calculation Agent" shall mean the person that has entered into an agreement with the Company providing for, among other things, the determination of the Interest Payment Amount, if any, which term shall, unless the context otherwise requires, include its successors and assigns. The initial
Calculation Agent shall be Lehman Brothers Inc.

                  "Close of Trading" shall mean, in respect of any Relevant
Exchange, the scheduled weekday closing time on a day on which the Relevant
Exchange is scheduled to be open for trading for its respective regular trading session, without regard to after hours or any other trading outside of the regular trading session hours.

                                                                               9

                  "Closing Index Level" shall mean, with respect to any day, in the case of the Index or the Successor Index, the closing level of the Index or the Successor Index, as the case may be, as reported by S&P or the publisher of the Successor Index, as the case may be, on such day or as determined by the
Calculation Agent pursuant to the Calculation Agency Agreement.

                  "Company" shall have the meaning set forth on the face of this
Security.

                  "Exchange Business Day" shall mean any day on which the Index or the Successor Index is published by its publisher or is otherwise determined by the Calculation Agent pursuant to the Calculation Agency Agreement.

                  "Final Observation Date" shall mean October 13, 2015, provided that the Final Observation Date is subject to postponement, as described below in the definition of the term "Observation Dates."

                   "Holder" shall have the meaning set forth on the reverse of this Security.

                  "Indenture" shall have the meaning set forth on the reverse of this Security.

                  "Index" shall mean the S&P 500(R) Index, as calculated,
published and disseminated by S&P.

                  "Initial Index Level" shall equal 1191.49, the Closing Index
Level on October 6, 2005.

                  "Interest Payment Amount" shall have the meaning set forth on the face of this Security.

                  "Interest Payment Dates" shall mean the dates set forth below, provided that each Interest Payment Date is subject to postponement if the related Observation Date is postponed, as described below in the definition of the term "Observation Dates;" the "related Observation Date" for any Interest
Payment Date shall be the Observation Date immediately preceding such Interest
Payment Date.

                             INTEREST PAYMENT DATE
                             ---------------------
                                October 13, 2006
                                October 15, 2007
                                October 14, 2008
                                October 13, 2009
                                October 13, 2010
                                October 13, 2011
                                October 15, 2012
                                October 15, 2013
                                October 14, 2014
                                October 13, 2015

                                                                              10

                  "Interest Record Date" shall have the meaning set forth on the face of this Security.

                  "Market Disruption Event", with respect to the Index or any
Successor Index shall mean any of the following events has occurred on any day as determined by the Calculation Agent in its sole discretion:

         (1) A material suspension of or limitation imposed on trading relating to the securities that then comprise 20% or more of the Index or any
         Successor Index, by the Relevant Exchanges on which those securities are traded, at any time during the one-hour period that ends at the
         Close of Trading on such day, whether by reason of movements in price exceeding limits permitted by that Relevant Exchange. Limitations on trading during significant market fluctuations imposed pursuant to NYSE
         Rule 80B or any applicable rule or regulation enacted or promulgated by the NYSE, any other exchange, quotation system or market, any other self regulatory organization or the Securities and Exchange Commission of similar scope or as a replacement for Rule 80B may be considered material.

         (2) A material suspension of, or limitation imposed on, trading in futures or options contracts relating to the Index or any Successor
         Index by the primary exchange on which those futures or options contracts are traded, at any time during the one-hour period that ends at the Close of Trading on such day, whether by reason of movements in price exceeding limits permitted by the exchanges or otherwise.

         (3) Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the securities that then comprise 20%
         or more of the Index or any Successor Index on the Relevant Exchanges
         on which those securities are traded, at any time during the one-hour period that ends at the Close of Trading on that day.

        (4) Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the futures or options contracts relating to the Index or any Successor Index on the primary exchange or quotation system on which those futures or options contracts are traded at any time during the one-hour period that ends at the Close of
         Trading on that day.

         (5) The closure of the Relevant Exchanges on which securities that then comprise 20% or more of the Index or any Successor Index are traded or on which futures or options contracts relating to the Index or any
         Successor Index are traded prior to its scheduled closing time unless the earlier closing time is announced by the Relevant Exchanges at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on the Relevant Exchanges and (ii) the submission deadline for orders to be entered into the Relevant
         Exchanges for execution at the Close of Trading on that day.

                                                                              11

For purposes of determining whether a Market Disruption Event has occurred, the relevant percentage contribution of a security to the level of the Index or any
Successor Index will be based on a comparison of (x) the portion of the level of the Index or Successor Index attributable to that security and (y) the overall level of the Index or Successor Index, in each case immediately before the occurrence of the Market Disruption Event.

                  "Maturity Payment Amount" shall equal $1,000 per $1,000
principal amount of Securities.

                  "Nasdaq" shall mean The Nasdaq Stock Market, Inc.

                  "NYSE" shall mean The New York Stock Exchange, Inc.

                  "Observation Dates" shall mean the dates set forth below,
provided that each Observation Date is subject to postponement if such day is not an Exchange Business Day or if a Market Disruption Event occurs on such day.
If any Observation Date is not an Exchange Business Day or the Calculation Agent
determines that one or more Market Disruption Events have occurred on that day, the Calculation Agent will determine the Closing Index Level with respect to that postponed Observation Date by reference to the Closing Index Level on the next Exchange Business Day on which there is not a Market Disruption Event;
provided, however, if a Market Disruption Event occurs on each of the eight
Exchange Business Days following the originally scheduled Observation Date, then
(a) that eighth Exchange Business Day shall be deemed the Observation Date and
(b) the Calculation Agent shall determine the Closing Index Level with respect to that postponed Observation Date pursuant to the Calculation Agency Agreement, based upon its good faith estimate of the level of the index on that eighth
Exchange Business Day. Any such postponement of the date that would otherwise be an Observation Date will cause the related Interest Payment Date to be postponed until five Business Days after the date that the Closing Index Level is determined. If the Final Observation Date is postponed, the Stated Maturity Date will also be postponed until the final Interest Payment Date.

                               OBSERVATION DATE
                               ----------------
                                October 6, 2006
                                October 8, 2007
                                October 6, 2008
                                October 6, 2009
                                October 6, 2010
                                October 6, 2011
                                October 8, 2012
                                October 7, 2013
                                October 6, 2014
                                October 6, 2015

                  "Place of Payment" shall mean the place or places where the principal of (and premium, if any) and interest, if any, on the Securities are payable.

                                                                              12

                  "Relevant Exchange" shall mean, for any security (or any
combination thereof then underlying the Index or any Successor Index), the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

                  "S&P" shall mean Standard & Poor's, a division of McGraw-Hill,
Inc.

                  "Securities" shall have the meaning set forth on the reverse of this Security.

                  "Security" shall have the meaning set forth on the face of this Security.

                  "Stated Maturity Date" shall mean October 13, 2015; provided, that if the Final Observation Date is postponed, the Stated Maturity Date shall be postponed, as described above in the definition of the term "Observation
Dates."

                  "Successor Index" shall mean such successor or substitute
index as the Calculation Agent may select pursuant to the Calculation Agency
Agreement upon discontinuance of the Index.

                   "Trustee" shall have the meaning set forth on the reverse of this Security.

                  All terms used but not defined in this Security are used
herein as defined in the Calculation Agency Agreement or the Indenture.

                      --------------------------------

                  The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -    as tenants in common                   UNIF GIFT MIN ACT -        Custodian
                                                                        ------           ------
                                                                        (Cust)           (Minor)

TEN ENT -    as tenants by the entireties           under Uniform Gifts to Minors
JT TEN  -    as joint tenants with right of         Act
             Survivorship and not as tenants in         ----------------------------------------
             common                                                     (State)

     Additional abbreviations may also be used though not in the above list.

                        --------------------------------

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------

--------------------------------

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(Name and Address of Assignee, including zip code, must be printed or typewritten.)

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the within Security, and all rights thereunder, hereby irrevocably constituting and appointing

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to transfer the said Security on the books of the Company, with full power of substitution in the premises.

         Dated:
                                      -----------------------------------------

                  NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

---------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO
S.E.C. RULE 17Ad-15.